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                                 EXHIBIT 10(r)

                 Form of Indemnification Agreement Between the
                 Company and Each of Its Officers and Directors
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                         MATERIAL SCIENCES CORPORATION

                           INDEMNIFICATION AGREEMENT

          THIS AGREEMENT is made as of this ____ day of ______________, 199_, by and between Material Sciences Corporation, a Delaware corporation (the "Corporation"), and _______________________ (the "Indemnitee").

          WHEREAS, Indemnitee currently serves as a director or an officer of the Corporation, or both, or as a director of another enterprise at the request of the Corporation, and, as such, may be subjected to claims, suits or proceedings arising as a result of such service;

          WHEREAS, as an inducement to Indemnitee to continue to serve as such director or officer, the Corporation has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as it may be in effect from time to time (the "Delaware Law");

          WHEREAS, the parties desire to set forth the terms and conditions of such indemnification.

          NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Agreement to Indemnify.  The Corporation hereby agrees to
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indemnify, keep indemnified and hold harmless, Indemnitee (which shall include any legal representatives of such person) to the fullest extent authorized by the Delaware Law, including, without limitation, Section 145(f) thereof, and other applicable law as in effect from time to time, from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of counsel, accountants and other experts), judgments, fines, liability, losses and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit, claim or proceeding (hereinafter, a "proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, and whether or not the cause of such proceeding occurred before or after the date of this Agreement.  Notwithstanding the foregoing, but except as provided in Section 8 hereof, the Corporation shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For purposes of this Agreement, the terms "corporation,"
"other enterprise," "fines" and "serving at the request of the Corporation"
shall have the meanings provided in Section 145 of the Delaware Law.
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          Section 2.   Procedure for Indemnification.  Any indemnification under
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Section 1 of this Agreement or advance of expenses under Section 5 of this
Agreement shall be made promptly, and in any event within 30 days, upon the written request of the Indemnitee. If a determination by the Corporation that the Indemnitee is entitled to indemnification pursuant to this Agreement is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days after response (or deemed response) by the Corporation, the right to indemnification or advances as granted by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The Indemnitee's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation, in accordance with Section 8 of this Agreement. It shall be a defense by the Corporation to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation and the Indemnitee shall be presumed to have acted in accordance with such standard unless it shall be determined that the Indemnitee has not met such standard. Neither the failure of the Corporation to have made a determination prior to the commencement of any such action that indemnification of the Indemnitee is proper because the applicable standard of conduct has been met, nor an actual determination by the Corporation, shall be a defense to such action or create a presumption that the Indemnitee has not met the applicable standard of conduct. Determinations required to be made pursuant to this Agreement shall be made by any of the following, the final identification of which shall be at the sole discretion of Indemnitee, to be made after request by the Corporation: (i) the Board of Directors of the Corporation, by a majority vote of a quorum consisting of directors who are not parties to the proceeding,
(ii) independent legal counsel in a written opinion, which counsel shall be acceptable to the Indemnitee and such quorum of the Board of Directors, or which at the option, of the Indemnitee shall be selected by the Chief Judge of the U.S. District Court for the Northern District of Illinois, (iii) the stockholders of the Corporation, or (iv) a court of competent jurisdiction.

          Section 3.  Notice to Corporation.  Indemnitee shall notify the
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Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof, provided that delay in notifying the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.

          Section 4.  Indemnitee to Control Defense.  Indemnitee shall control
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the defense (including the selection of qualified counsel) of any proceeding against him which may give rise to a right of indemnification hereunder, provided, however that (a) if the insurance carrier which shall have
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supplied any D&O Coverage (as defined in Section 6 hereof) shall be willing to conduct such defense without any reservation as to coverage, then unless on written application by Indemnitee

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concurred in by the Board of Directors of the Corporation, Indemnitee and the
Board of Directors deem it undesirable, such insurance carrier shall select counsel to conduct such defense; and (b) in any case involving two or more defendants who are entitled to indemnification by the Corporation, separate counsel may be used by Indemnitee only to the extent necessary to avoid conflicts of interest.

          Section 5.  Expenses.  In the event of any proceeding against
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Indemnitee which may give rise to a right of indemnification pursuant to this
Agreement, following written request to the Corporation by Indemnitee, the Corporation shall advance to Indemnitee amounts equal to reasonable expenses incurred by Indemnitee in defending such proceeding in advance of the final disposition thereof upon receipt of (i) a satisfactory undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation hereunder, and (ii) satisfactory documentation as to the amount of such expenses. Indemnitee's written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory documentation for purposes of subparagraph (ii) hereof absent manifest error.

          Section 6.  Insurance.  The Corporation shall use all reasonable
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efforts to provide Indemnitee with Directors and Officers insurance coverage
("D&O Coverage") providing to Indemnitee coverage no less advantageous than that currently in effect for directors and officers of the Corporation generally. In the event such coverage is not available to the Corporation at reasonable cost, the Corporation shall so notify the Board of Directors as promptly as reasonably practicable and shall obtain the best coverage then available in the insurance industry for such cost. The Indemnitee shall not settle any matter for which he has sought or intends to seek indemnification hereunder without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable D&O Coverage. If the Indemnitee seeks such approval but such approval is not granted by such insurance carrier, the Indemnitee shall be entitled to indemnification from the Corporation to the fullest extent provided by such D&O Coverage or to the fullest extent otherwise provided by this Agreement, whichever shall be greater. The provision of D&O Coverage by an insurance carrier at the expense of the Corporation or the failure to so provide D&O Coverage shall in no way limit or diminish the obligation of the Corporation to indemnify Indemnitee as provided elsewhere in this Agreement, which obligation shall be absolute, provided that any amounts actually recovered by Indemnitee from the insurance carrier providing D&O Coverage shall be applied in reduction of amounts otherwise owing by the Corporation by reason of its indemnification under this Agreement.

          Section 7.  Settlement.  Neither the Corporation nor Indemnitee shall
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settle or compromise any proceeding covered by this Agreement without first obtaining written consent to such settlement or compromise from the other, which consent in no event shall be unreasonably withheld.

          Section 8.  Collection Costs.  In the event Indemnitee is required to
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bring any action to enforce rights or to collect amounts due under this
Agreement and is successful in such

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action, the Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

          Section 9.   Nature of Rights.  All agreements and obligations of the
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Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein. The indemnification rights and the rights to payment of expenses granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in. limitation of, any rights to which Indemnitee may be or hereafter become entitled under any statute or agreement, the Corporation's Certificate of Incorporation or Bylaws, a vote of stockholders or disinterested directors, or otherwise. The amounts to which Indemnitee is entitled under this Agreement in connection with a proceeding shall be reduced by the amount of any other indemnification or reimbursement of such liability and expense to such person in connection with the same proceeding.

          Section 10.  Successors and Assigns.  The rights granted to Indemnitee
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hereunder shall inure to the benefit of Indemnitee, his personal representative, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Corporation, its successors and assigns.

          Section 11.  Miscellaneous.  This Agreement and the rights and
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obligations of the parties hereunder shall be governed by the internal laws, and not the laws of conflict, of the State of Delaware. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision in this Agreement unenforceable in any respect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited by or invalid under applicable law, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and all other provisions shall remain in full force and effect. The captions used in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or affect in any way any of the provisions of this Agreement, and all of the provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

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               IN WITNESS WHEREOF, the parties hereto have executed this
Indemnification Agreement as of the date first above written.

                                             MATERIAL SCIENCES CORPORATION


                                             By:_______________________________

                                             Its:______________________________



                                             __________________________________
                                             Indemnitee

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